EXHIBIT 99.1

Whole Foods Market Reports Fourth Quarter Results

Comparable Store Sales Increase 8.5%; Company Produces $0.60 in Earnings Per Share, Maintains Fiscal Year 2013 EPS Guidance, and Raises Quarterly Dividend 43% to $0.20 per Share

AUSTIN, Texas, Nov. 7, 2012 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 13-week fourth quarter ended September 30, 2012. Year-over-year increases stated herein reflect the comparison of 13 weeks in fiscal year 2012 to 12 weeks in fiscal year 2011. Sales increased 24% to $2.9 billion. Comparable store sales increased 8.5%, and identical store sales, excluding three relocations and two expansions, increased 8.3%.  Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 36% from the prior year to $252.2 million, net income increased 49% to $112.7 million, and diluted earnings per share increased 44% to $0.60.

"We ended the year with strong sales growth and record fourth quarter results, delivering the best year in our Company's 32-year history," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market.  "The pace of new store openings and lease signings continues to increase, and our accelerated growth plans are on track. We expect healthy comparable store sales growth and continuing operating margin improvement in fiscal year 2013."

The following table shows the Company's comparable and identical store sales results for the last five quarters and for the first five weeks of the first quarter through November 4, 2012. Sales growth for the fourth quarter of fiscal year 2012 is presented on a 12-week to 12-week basis.

	4Q11	1Q12	2Q12*	3Q12*	4Q12	QTD 1Q13**
Sales growth	12.2%	12.9%	13.6%	13.6%	14.1%	12.5%

Comparable store sales growth	8.7%	8.7%	9.5%	8.2%	8.5%	7.3%
Two-year comps	17.4%	17.7%	17.3%	16.6%	17.3%	15.9%

Identical store sales growth	8.4%	8.2%	9.0%	8.0%	8.3%	7.1%
Two-year idents	17.1%	17.3%	16.8%	16.1%	16.7%	15.3%
Sequential basis point change	53	24	(48)	(75)	64
Three-year idents	14.8%	19.8%	24.5%	24.5%	25.4%	24.2%
Sequential basis point change	206	502	472	(2)	90

*Comparable and identical store sales growth includes a positive 55 basis point impact in 2Q12 and a negative 62 basis point impact in 3Q12 from the Easter shift, calculated by excluding Easter week from both the current and prior years.
**Comparable and identical store sales growth reflects a negative impact from Hurricane Sandy.

Hurricane Sandy negatively impacted sales for the first five weeks of the first quarter, particularly in the Northeast region.    The Company has property, flood, casualty, and business interruption insurance coverage and has just started the process of working with its insurer to assess damages, a process that could take several months. The Company expects to record a one-time charge in the first quarter for estimated uninsured losses.

For the quarter, gross profit increased 76 basis points to 35.3% of sales driven by improvements in both cost of goods sold and occupancy costs as a percentage of sales. The LIFO credit was $1.9 million this year versus a charge of $3.8 million in the prior year, a positive impact of 22 basis points. Direct store expenses improved 40 basis points to 25.5% of sales due primarily to leverage in wages and depreciation as a percentage of sales.  As a result, store contribution improved 117 basis points to 9.8% of sales.

For stores in the identical store base, gross profit improved 84 basis points to 35.3% of sales, direct store expenses improved 64 basis points to 25.2% of sales, and store contribution improved 148 basis points to 10.1% of sales.

The effective tax rate was 36.4%, in line with the prior year but below the Company's year-to-date average in the third quarter of 38.6% due to an increase in state tax credits, along with a one-time reduction of reserves for tax positions related to a prior acquisition.

During the quarter, the Company produced $188.8 million in cash flow from operations and invested $130.3 million in capital expenditures, of which $72.9 million related to new stores. This resulted in free cash flow of $58.6 million. In addition, the Company received $45.0 million in proceeds from the exercise of team member stock options and paid $25.8 million in dividends to shareholders.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

			# of		Total
Comparable Stores	Comps	ROIC	Stores	Average Size	Square Feet
Over 15 years old (19 years old, s.f. weighted)	6.4%	137%	72	27,400	1,971,400
Between 11 and 15 years old	8.2%	79%	73	32,000	2,337,500
Between eight and 11 years old	5.9%	85%	43	37,200	1,600,700
Between five and eight years old	8.0%	47%	53	50,700	2,687,300
Between two and five years old	11.4%	19%	51	49,700	2,533,500
Less than two years old (including three relocations)	15.9%	16%	19	38,700	734,900

All comparable stores (9.3 years old, s.f. weighted)	8.4%	52%	311	38,200	11,865,300
All stores (8.7 years old, s.f. weighted)		44%	335	38,000	12,735,100

Fiscal Year Results

For the 53 weeks ended September 30, 2012, sales increased 16% to $11.7 billion, comparable store sales increased 8.7%, and identical store sales, excluding seven relocations and three expansions, increased 8.4%. EBITDA increased 26% to $1.1 billion, net income increased 36% to $465.6 million, and diluted earnings per share increased 31% to $2.52.

For the fiscal year, the Company produced $919.7 million in cash flow from operations and invested $456.2 million in capital expenditures, of which $261.7 million related to new stores. This resulted in free cash flow of $463.5 million. In addition, the Company received $370.2 million in proceeds from the exercise of team member stock options, paid $94.5 million in dividends to shareholders, and repurchased $28.6 million of common stock.

The Company finished the year with total cash and cash equivalents, restricted cash, and investments of $1.5 billion, a year-over-year increase of $745.4 million. Total debt (capital lease obligations) was $24.1 million.

The Company today announced that its Board of Directors declared a 43% increase in the Company's quarterly dividend to $0.20 per share from $0.14 per share. The next dividend is payable on January 29, 2013 to shareholders of record as of January 18, 2013.

"The Board's decision to increase our dividend for the second consecutive year reflects another year of record-setting financial performance, and underscores our confidence in our future growth and cash flow generation," said Walter Robb, co-chief executive officer of Whole Foods Market. "With $1.3 billion in available cash, we expect to continue to internally fund our accelerated new store growth, maintain a healthy reserve, and create additional value for our shareholders through selective share repurchases and a higher dividend."

The following table shows the Company's results for the fiscal year for certain line items compared to its historical five-year ranges and averages. Fiscal year 2012 sales growth is presented on a 52-week to 52-week basis.

	FY07-FY11 Results
	Low	High	Average	FY12
Sales growth	1.0%	23.6%	12.8%	13.5%
Comparable store sales growth	-3.1%	8.5%	4.9%	8.7%
Identical store sales growth	-4.3%	8.4%	4.0%	8.4%
Ending square footage growth	5.3%	46.0%	14.1%	7.6%
Percent of sales from new & relocated stores	4.2%	8.8%	6.4%	5.4%

Gross profit	34.0%	35.0%	34.6%	35.5%
Direct store expenses	26.0%	26.7%	26.3%	25.5%
Store contribution	7.5%	9.0%	8.3%	10.0%
G&A expenses	3.0%	3.4%	3.2%	3.2%

Growth and Development

The Company opened seven stores in the fourth quarter and has opened seven stores so far in the first quarter. The Company expects to open three additional stores in the first quarter. The Company currently has 342 stores totaling approximately 13.0 million square feet.

The Company recently signed 11 new leases averaging 37,500 square feet in size in Altamonte Springs, FL; Clearwater, FL; Hyannis, MA; North Carolina; Morristown, NJ; New York City, NY (two stores); Philadelphia, PA; South Hills, PA; Dallas, TX; and Seattle, WA.  These stores currently are scheduled to open in fiscal year 2014 and beyond.

In addition, the Company recently announced plans to purchase six leases from Johnnie's Foodmaster, expanding its presence in the Greater Boston area to 26 stores. The six leases include South Weymouth, Arlington, Charlestown, Brookline, Melrose and Somerville and average 31,000 square feet in size. Johnnie's Foodmaster will close the stores prior to the November 30 transaction closing date. The Company plans to remodel and reopen the locations as Whole Foods Market stores before the end of September 2013. The Company does not expect this transaction to be material to sales or earnings in fiscal year 2013.

The following table provides additional information about the Company's store openings in fiscal years 2011, 2012 and 2013 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2016.

	Stores	Stores	Stores	Current	Current
	Opened	Opened	Opened	Leases	Leases
New Store Information	FY11	FY12	FY13 YTD	Tendered	Signed*
Number of stores (including relocations)	18	25	7	12	79
Number of relocations	6	1	0	4	10
Number of lease acquisitions, ground leases,	2	0	0	2	9
and owned properties
New markets	0	8	4	4	18
Average store size (gross square feet)	39,400	35,500	33,500	37,600	36,600
Total square footage	708,700	887,400	234,800	450,800	2,896,300
Average tender period in months	12.5	7.9	5.9
Average pre-opening expense per store (incl. rent)	$2.5 mil	$1.7 mil
Average pre-opening rent per store	$1.2 mil	$0.6 mil

*Includes six Johnnie's Foodmaster leases.

Outlook for Fiscal Year 2013

The following table provides information on the Company's estimated and actual results for fiscal year 2012, a 53-week year, as well as additional information about the Company's outlook for fiscal year 2013. The Company's outlook for fiscal year 2013 includes the recently announced acquisition of six leases from Johnnie's Foodmaster which is scheduled to close on November 30, 2012. It does not include the one-time charge the Company expects to record in the first quarter for Hurricane Sandy. On a 52-week to 52-week basis, the Company expects sales growth of 12% to 14%, comparable store sales growth of 6.5% to 8.5%, identical store sales growth of 6.0% to 8.0%, and diluted earnings per share growth of 14% to 16% to $2.83 to $2.87.

	FY12 (E)	FY12 (A)	FY13
	53 Weeks	53 Weeks	52-Week Outlook
Sales growth	15.6% - 15.8%	15.7%	10% - 12%*
Comparable store sales growth	8.6% - 8.8%	8.7%	6.5% - 8.5%
Two-year comps	17.1% - 17.3%	17.3%	15.2% - 17.2%
Identical store sales growth	8.2% - 8.4%	8.4%	6.0% - 8.0%
Two-year idents	16.6% - 16.8%	16.7%	14.4% - 16.4%
Three-year idents	23.1% - 23.3%	23.3%	22.7% - 24.7%

Number of new stores	25	25	32 - 34
% of sales from new stores	5% - 6%	5.4%	6% - 7%
Ending square footage growth	7%	7.6%	8%

G&A expenses	3.2%	3.2%	3.1%
Pre-opening and relocation costs	$54.5 -- $56 mil	$56.8 mil	$68 -- $73 mil
Operating margin	6.4%	6.4%	6.6% - 6.7%
EBITDA	$1.05 -- $1.06 bil	$1.06 bil	$1.18 -- $1.20 bil

Tax rate	38.6%	38.1%	38.6% - 39.0%
Diluted shares outstanding	185 mil	184 mil	188 mil

Diluted EPS	$2.51 -- $2.52	$2.52	$2.83 -- $2.87
YOY % change	30% - 31%	31%	12% - 14%*

Capital expenditures	$440 -- $450 mil	$456.2 mil	$565 -- $615 mil

*On a 52-week to 52-week basis:
Sales growth	13% - 14%	13.5%	12% - 14%
Diluted EPS growth	27%	28.2%	14% - 16%

The following table provides information about the Company's estimated store openings through fiscal year 2014.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2013	32 - 34	5	34,000	8%
Fiscal year 2014	33 - 38	2-3	38,000	8% - 9%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2012, the Company had sales of approximately $12 billion and currently has 342 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 73,000 Team Members and has been ranked for 15 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

The Whole Foods Market, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6063

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 25, 2011.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Sales	$ 2,910,327	$ 2,353,833	$ 11,698,828	$ 10,107,787
Cost of goods sold and occupancy costs	1,883,747	1,541,521	7,543,054	6,571,238
Gross profit	1,026,580	812,312	4,155,774	3,536,549
Direct store expenses	740,806	608,618	2,983,419	2,628,811
Store contribution	285,774	203,694	1,172,355	907,738
General and administrative expenses	94,350	73,675	372,065	310,920
Operating income before pre-opening and store closure	191,424	130,019	800,290	596,818
Pre-opening expenses	14,001	10,885	46,899	40,852
Relocation, store closure and lease termination costs	1,826	1,826	9,885	8,346
Operating income	175,597	117,308	743,506	547,620
Investment and other income, net of interest	1,786	1,443	8,538	4,092
Income before income taxes	177,383	118,751	752,044	551,712
Provision for income taxes	64,651	43,276	286,471	209,100
Net income	$ 112,732	$ 75,475	$ 465,573	$ 342,612

Basic earnings per share	$ 0.61	$ 0.42	$ 2.55	$ 1.96
Weighted average shares outstanding	184,957	177,767	182,401	175,221

Diluted earnings per share	$ 0.60	$ 0.42	$ 2.52	$ 1.93
Weighted average shares outstanding, diluted basis	186,518	179,832	184,444	177,279

Dividends declared per common share	$ 0.14	$ 0.10	$ 0.56	$ 0.40

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Net income
(numerator for basic and diluted earnings per share)	$ 112,732	$ 75,475	$ 465,573	$ 342,612

Weighted average common shares outstanding	184,962	177,767	182,406	175,221
Less: Unvested restricted stock	(5)	--	(5)	--
Weighted average common shares outstanding (denominator for basic earnings per share)	184,957	177,767	182,401	175,221
Potential common shares outstanding:
Dilutive impact of restricted stock	2	--	1	--
Incremental shares from assumed exercise of stock options	1,559	2,065	2,042	2,058
Weighted average common shares outstanding and potential additional common shares outstanding (denominator for diluted earnings per share)	186,518	179,832	184,444	177,279

Basic earnings per share	$ 0.61	$ 0.42	$ 2.55	$ 1.96
Diluted earnings per share	$ 0.60	$ 0.42	$ 2.52	$ 1.93

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
September 30, 2012 and September 25, 2011
(In thousands)

Assets	2012	2011
Current assets:
Cash and cash equivalents	$ 89,016	$ 212,004
Short-term investments - available-for-sale securities	1,131,213	442,320
Restricted cash	102,873	91,956
Accounts receivable	196,503	175,310
Merchandise inventories	374,269	336,799
Prepaid expenses and other current assets	76,511	73,579
Deferred income taxes	132,246	121,176
Total current assets	2,102,631	1,453,144
Property and equipment, net of accumulated depreciation and amortization	2,192,683	1,997,212
Long-term investments - available-for-sale securities	221,426	52,815
Goodwill	662,938	662,938
Intangible assets, net of accumulated amortization	62,399	67,234
Deferred income taxes	42,834	50,148
Other assets	9,305	8,584
Total assets	$ 5,294,216	$ 4,292,075

Liabilities And Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 1,012	$ 466
Accounts payable	247,089	236,913
Accrued payroll, bonus and other benefits due team members	307,164	281,587
Dividends payable	25,959	17,827
Other current liabilities	395,964	342,568
Total current liabilities	977,188	879,361
Long-term capital lease obligations, less current installments	23,110	17,439
Deferred lease liabilities	440,822	353,776
Other long-term liabilities	50,627	50,194
Total liabilities	1,491,747	1,300,770

Shareholders' equity:
Common stock, no par value, 600,000 and 300,000 shares authorized; 185,783 and 178,886 shares issued; and 185,437 and 178,886 shares outstanding in 2012 and 2011, respectively	2,592,369	2,120,972
Common stock in treasury, at cost	(28,599)	--
Accumulated other comprehensive income (loss)	5,266	(164)
Retained earnings	1,233,433	870,497
Total shareholders' equity	3,802,469	2,991,305
Commitments and contingencies
Total liabilities and shareholders' equity	$ 5,294,216	$ 4,292,075

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	53-weeks ended	52-weeks ended
	September 30, 2012	September 25, 2011
Cash flows from operating activities
Net income	$ 465,573	$ 342,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	311,550	287,109
Loss on disposition of fixed assets	2,223	2,228
Share-based payment expense	42,288	27,259
LIFO expense	100	10,250
Deferred income tax expense (benefit)	(8,039)	19,540
Excess tax benefit related to exercise of team member stock options	(50,349)	(22,741)
Accretion of premium/discount on marketable securities	15,710	6,164
Deferred lease liabilities	77,044	53,381
Other	(1,695)	866
Net change in current assets and liabilities:
Accounts receivable	(29,879)	(35,422)
Merchandise inventories	(37,075)	(23,267)
Prepaid expenses and other current assets	(1,779)	(18,987)
Accounts payable	9,606	23,768
Accrued payroll, bonus and other benefits due team members	25,285	37,204
Other current liabilities	94,918	53,831
Net change in other long-term liabilities	4,234	(8,950)
Net cash provided by operating activities	919,715	754,845
Cash flows from investing activities
Development costs of new locations	(261,710)	(203,457)
Other property and equipment expenditures	(194,539)	(161,507)
Purchase of available-for-sale securities	(3,009,503)	(1,228,920)
Sale of available-for-sale securities	2,138,221	1,155,795
Increase in restricted cash	(10,917)	(5,154)
Other investing activities	(2,901)	(7,481)
Net cash used in investing activities	(1,341,349)	(450,724)
Cash flows from financing activities
Common stock dividends paid	(94,505)	(52,620)
Issuance of common stock	370,226	296,719
Purchase of treasury stock	(28,599)	--
Excess tax benefit related to exercise of team member stock options	50,349	22,741
Payments on long-term debt and capital lease obligations	(305)	(490,394)
Net cash provided by (used in) financing activities	297,166	(223,554)
Effect of exchange rate changes on cash and cash equivalents	1,480	(559)
Net change in cash and cash equivalents	(122,988)	80,008
Cash and cash equivalents at beginning of period	212,004	131,996
Cash and cash equivalents at end of period	$ 89,016	$ 212,004

Supplemental disclosure of cash flow information:
Interest paid	$ 2,839	$ 15,837
Federal and state income taxes paid	$ 201,771	$ 192,485

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

The Company provides certain non-GAAP financial measures when those measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. These measures are not in accordance with, or an alternative to, GAAP. Since the fourth quarter and fiscal year ended September 30, 2012 contained an additional week, our operating results are not directly comparable to the prior year. We believe adjusting the reported results for the 13-week and 53-week periods ended September 30, 2012 provides more comparable results quarter-over-quarter and year-over-year. For that reason, the Company reported sales growth and diluted EPS growth on 12-week and 52-week bases. The Company adjusted the 13-week and 53-week periods by removing one-thirteenth of the 13-week period results to remove the estimated impact of the additional week in the current year, as shown below.

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Sales	$ 2,910,327	$ 2,353,833	$ 11,698,828	$ 10,107,787
Less: 1/13 of Q4 sales	223,871	--	223,871	--
Sales adjusted to 12-week quarter & 52-week year	$ 2,686,456	$ 2,353,833	$ 11,474,957	$ 10,107,787

Net income	$ 112,732	$ 75,475	$ 465,573	$ 342,612
Less: 1/13 of Q4 net income	8,672	--	8,672	--
Net income adjusted to 12-week quarter & 52-week year	$ 104,060	$ 75,475	$ 456,901	$ 342,612

Basic earnings per share, as reported	$ 0.61	$ 0.42	$ 2.55	$ 1.96
Basic earnings per share, adjusted	$ 0.56	$ 0.42	$ 2.50	$ 1.96
Weighted average shares outstanding	184,957	177,767	182,401	175,221

Diluted earnings per share, as reported	$ 0.60	$ 0.42	$ 2.52	$ 1.93
Diluted earnings per share, adjusted	$ 0.56	$ 0.42	$ 2.48	$ 1.93
Weighted average shares outstanding, diluted basis	186,518	179,832	184,444	177,279

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC") and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular presentation of the non-GAAP financial measure Adjusted EBITDA including a reconciliation to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
EBITDA and Adjusted EBITDA	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Net income	$ 112,732	$ 75,475	$ 465,573	$ 342,612
Provision for income taxes	64,651	43,276	286,471	209,100
Investment and other income, net of interest	(1,786)	(1,443)	(8,538)	(4,092)
Operating income	175,597	117,308	743,506	547,620
Depreciation and amortization	76,649	68,027	311,550	287,109
Earnings before interest, taxes, depreciation & amortization (EBITDA)	252,246	185,335	1,055,056	834,729
Deferred rent	10,201	8,799	40,958	32,818
Share-based payment expense	13,149	8,169	42,288	27,259
Adjusted EBITDA	$ 275,596	$ 202,303	$ 1,138,302	$ 894,806

The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital represents a trailing four-quarter average.

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
ROIC	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Net income	$ 112,732	$ 75,475	$ 465,573	$ 342,612
Interest expense, net of taxes	91	--	219	2,411
Adjusted earnings	112,823	75,475	465,792	345,023

Total rent expense, net of taxes[1]	54,473	47,176	211,344	193,609
Estimated depreciation on capitalized operating leases, net of taxes[2]	(36,315)	(31,451)	(140,896)	(129,073)
Adjusted earnings, including interest related to operating leases	130,981	91,200	536,240	409,559

Annualized adjusted earnings	$ 451,292	$ 327,058	$ 457,115	$ 345,023
Annualized adjusted earnings, including interest related to operating leases	$ 523,924	$ 395,200	$ 526,204	$ 409,559

Average working capital, excluding current portion of long-term debt	$ 955,973	$ 493,187	$ 955,973	$ 493,187
Average property and equipment, net	2,090,103	1,950,435	2,090,103	1,950,435
Average other assets	954,899	872,117	954,899	872,117
Average other liabilities	(460,155)	(389,198)	(460,155)	(389,198)
Average invested capital	$ 3,540,820	$ 2,926,541	$ 3,540,820	$ 2,926,541
Average estimated asset base of capitalized operating leases[3]	2,740,419	2,501,264	2,740,419	2,501,264
Average invested capital, adjusted for capitalization of operating leases	$ 6,281,239	$ 5,427,805	$ 6,281,239	$ 5,427,805

ROIC	12.7%	11.2%	12.9%	11.8%
ROIC, adjusted for capitalization of operating leases	8.3%	7.3%	8.4%	7.5%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals 2/3 of total rent expense
[3] Estimated asset base equals 8x total rent expense

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	13-weeks ended	12-weeks ended	53-weeks ended	52-weeks ended
Free Cash Flow	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Net cash provided by operating activities	$ 188,829	$ 159,642	$ 919,715	$ 754,845
Development costs of new locations	(72,940)	(47,409)	(261,710)	(203,457)
Other property and equipment expenditures	(57,314)	(45,977)	(194,539)	(161,507)
Free Cash Flow	$ 58,575	$ 66,256	$ 463,466	$ 389,881
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204